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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-59572 and 333-76542) and S-8 (No. 333-82755) of
CardioGenesis Corporation of our report dated February 1, 2002, except Note 18 as to which the date is April 11, 2002, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
San Jose, California
April 15, 2002